EXHIBIT 99.1
Q1 2020 Revenue up 25% Driven by 57% Increase in Pega Cloud Revenue
•Total ACV up 21% to $711 million, powered by Pega Cloud Choice™
•Pega Cloud ACV up 43% to $182 million
•Pega Ends Quarter with approximately $540 million in Cash
CAMBRIDGE, Mass. — April 29, 2020 — Pegasystems Inc. (NASDAQ: PEGA), the software company empowering digital transformation at the world’s leading enterprises, released its financial results for the first quarter of 2020.
“In Q1, we demonstrated the resiliency of our business and delivered solid results, especially given the global pandemic,” said Alan Trefler, Founder and CEO, Pegasystems. “Our team has navigated through many challenging times before, and we have always come out stronger on the other side. We’ve pivoted quickly to provide solutions that help our clients respond to the crisis while accelerating their digital transformation initiatives for long-term success. Based on the business-critical nature of the value we provide, we see opportunity to further expand our value proposition with existing and new clients.”
“Total ACV grew 21% year over year to $711 million,” said Ken Stillwell, CFO, Pegasystems. “This large shift to recurring revenue is further evidence that we’re executing well on our multi-year cloud transition. Our business is now over 75 percent recurring revenue and, including Pega consulting revenue which is also highly predictable, we have over 90 percent visibility into our 2020 revenue target. Additionally, the timing of the convertible debt offering in Q1 provides us with the financial strength to market our digital transformation solutions and support our growth.”
Pega is pleased to announce Hayden Stafford as President of Global Client Engagement, effective June 1, 2020, reporting directly to Alan Trefler, Founder and CEO, joining Pega from a leadership position at Microsoft. This new role will unify Pega’s Corporate Strategy, Marketing, and Go-to-Market functions and bring together the talented teams of Doug Kra, SVP Client Success International, Tom Libretto, SVP Marketing and CMO, Jeff Taylor, SVP Business Strategy and Go-To-Market Operations, and Leon Trefler, SVP Client Success Americas.
“As Pega evolves and our business continues to grow, we are always on the lookout for people who can strengthen our culture and help accelerate our success. I’m excited to welcome Hayden to help deepen our client engagement and allow me to focus more time with strategic clients and evolving our technology,” said Mr. Trefler.
Financial and performance metrics (1)

(Dollars in thousands, except per share amounts)	Three Months Ended March 31,
	2020	2019	Change
Total revenue	$265,591	$212,546	25%
Net (loss) - GAAP	$(25,372)	$(28,717)	12%
Net income (loss) - Non-GAAP	$4,032	$(9,376)	*
Diluted (loss) per share - GAAP	$(0.32)	$(0.37)	14%
Diluted earnings (loss) per share - Non-GAAP	$0.05	$(0.12)	*
* not meaningful
(1) A reconciliation of the GAAP measures to our Non-GAAP measures is contained in the financial schedules at the end of this release.

(Dollars in thousands)	Three Months Ended March 31,
	2020		2019		Change
Cloud	$43,466	16%	$27,758	13%	$15,708	57%
Maintenance	73,695	28%	67,706	32%	5,989	9%
Term license	90,257	34%	48,314	23%	41,943	87%
Subscription (2)	207,418	78%	143,778	68%	63,640	44%
Perpetual license	3,659	1%	14,950	7%	(11,291)	(76)%
Consulting	54,514	21%	53,818	25%	696	1%
	$265,591	100%	$212,546	100%	$53,045	25%
(2) Reflects client arrangements (term license, cloud, and maintenance) that are subject to renewal.

Note: See schedules at the end of this release for additional information.

Quarterly conference call
A conference call and audio-only webcast will be conducted at 5:00 p.m. ET on April 29, 2020.
Members of the public and investors are invited to join the call and participate in the question and answer session by dialing 1-888-394-8218 (domestic), 1-323-701-0225 (international), or via webcast by logging onto www.pega.com at least five minutes prior to the event's broadcast and clicking on the webcast icon in the Investors section.
A replay of the call will also be available on www.pega.com/about/investors by clicking the earnings calls link in the Investors Relations section.
Discussion of Non-GAAP financial measures
To supplement the financial results presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”), we provide Non-GAAP measures, including in this release. We utilize several different financial measures, both GAAP and Non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions, and for forecasting and planning for future periods. Our annual financial plan is prepared on both a GAAP and a Non-GAAP basis. In addition, because of the importance of these measures in managing the business, we use Non-GAAP measures and financial performance results in the evaluation process to establish management’s compensation.
The Non-GAAP measures exclude the effects of stock-based compensation expense, amortization of intangible assets, and foreign currency transaction gains and losses, expenses arising in connection with the issuance of our convertible senior notes and the related capped call transactions, losses arising from our venture investments, losses arising in connection with the change in format of PegaWorld, and income tax effects related to the foregoing. We believe these Non-GAAP measures are helpful in understanding our past financial performance and our anticipated future results.
These Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures. They should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
A reconciliation of the GAAP measures to our Non-GAAP measures is contained in the financial schedules at the end of this release.
Forward-looking statements
Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.
Words such as expects, anticipates, intends, plans, believes, will, could, should, estimates, may, targets, strategies, intends to, projects, forecasts, guidance, likely, and usually, or variations of such words and other similar expressions are intended to identify forward-looking statements, which speak only as of the date the statement was made and are based on current expectations and assumptions.
These forward-looking statements deal with future events, and are subject to various risks and uncertainties that are difficult to predict, including, but are not limited to, statements about our future financial performance and business plans, the adequacy of our liquidity and capital resources, the continued payment of quarterly dividends, and the timing of revenue recognition, management of our transition to a more subscription-based business model, variation in demand for our products and services, including among clients in the public sector, the impact of actual or threatened public health emergencies, such as the Coronavirus (COVID-19), reliance on third-party service providers, compliance with our debt obligations and debt covenants, the potential impact of our convertible senior notes and related capped call transactions, reliance on key personnel, and the continued uncertainties in the global economy, foreign currency exchange rates, the potential legal and financial liabilities and reputation damage due to cyber-attacks, security breaches and security flaws, our ability to protect our intellectual property rights and costs associated with defending such rights, maintenance of our client retention rate, and management of our growth. These risks and other factors that could cause actual results to differ materially from those expressed in such forward-looking statements are described further in Part I of our Annual Report on Form 10-K for the year ended December 31, 2019, and other filings we make with the U.S. Securities and Exchange Commission (“SEC”). These documents are available on our website at www.pega.com/about/investors.
Except as required by applicable law, we do not undertake and expressly disclaim any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events, or otherwise.
The forward-looking statements contained in this press release represent our views as of April 29, 2020.

About Pegasystems
Pega is the leader in cloud software for customer engagement and operational excellence. The world’s most recognized and successful brands rely on Pega’s AI-powered software to optimize every customer interaction on any channel while ensuring their brand promises are kept. Pega’s low-code application development platform allows enterprises to quickly build and evolve apps to meet their customer and employee needs and drive digital transformation on a global scale. For more than 35 years, Pega has enabled higher customer satisfaction, lower costs, and increased customer lifetime value.
Press contact:
Lisa Pintchman
Pegasystems Inc.
lisa.pintchman@pega.com
(617) 866-6022
Twitter: @pega
Investor contact:
Garo Toomajanian
ICR for Pegasystems Inc.
pegainvestorrelations@pega.com
(617) 866-6077

All trademarks are the property of their respective owners.

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2020	2019
Revenue
Software license	$93,916	$63,264
Maintenance	73,695	67,706
Services	97,980	81,576
Total revenue	265,591	212,546
Cost of revenue
Software license	684	1,378
Maintenance	5,576	6,335
Services	73,268	66,724
Total cost of revenue	79,528	74,437
Gross profit	186,063	138,109
Operating expenses
Selling and marketing	136,024	108,865
Research and development	58,727	50,596
General and administrative	15,630	12,676
Total operating expenses	210,381	172,137
(Loss) from operations	(24,318)	(34,028)
Foreign currency transaction (loss)	(5,947)	(3,712)
Interest income	607	723
Interest expense	(2,306)	—
Other (loss), net	(17,218)	—
(Loss) before (benefit from) income taxes	(49,182)	(37,017)
(Benefit from) income taxes	(23,810)	(8,300)
Net (loss)	$(25,372)	$(28,717)
(Loss) per share
Basic	$(0.32)	$(0.37)
Diluted	$(0.32)	$(0.37)
Weighted-average number of common shares outstanding
Basic	79,808	78,584
Diluted	79,808	78,584

PEGASYSTEMS INC.
UNAUDITED RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)
(in thousands, except percentages and per share amounts)

	Three Months Ended March 31,
	2020	2019	Change
Net (loss) - GAAP	$(25,372)	$(28,717)	12%
Amortization of intangible assets	1,018	2,935
Stock-based compensation (2)	23,175	18,350
Foreign currency transaction loss	5,947	3,712
Convertible senior notes	1,719	—
Capped call transactions	18,592	—
Venture investments	(1,374)	—
PegaWorld	5,273	—
Income tax effects (3)	(24,946)	(5,656)
Net income (loss) - Non-GAAP	$4,032	$(9,376)	*

Diluted (loss) per share - GAAP	$(0.32)	$(0.37)	14%
Non-GAAP adjustments	0.37	0.25
Diluted earnings (loss) per share - Non-GAAP	$0.05	$(0.12)	*

Diluted weighted-average number of common shares outstanding - GAAP	79,808	78,584	2%
Incremental dilutive shares for Non-GAAP	4,337	—
Diluted weighted-average number of common shares outstanding - Non-GAAP	84,145	78,584	7%
* not meaningful
(1) Our Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures. They should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our Non-GAAP financial measures reflect adjustments based on the following items:
•Amortization of intangible assets: We have excluded the amortization of intangible assets from our Non-GAAP operating expenses and profitability measures. Amortization of intangible assets fluctuates in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues recognized during the periods presented and is expected to contribute to our future period revenues as well. Amortization of intangible assets is likely to recur in future periods.
•Stock-based compensation: We have excluded stock-based compensation from our Non-GAAP operating expenses and profitability measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to our revenues recognized during the periods presented and is expected to contribute to our future period revenues, we continue to evaluate our business performance excluding stock-based compensation.
•Foreign currency transaction loss: We have excluded foreign currency transaction gains and losses from our Non-GAAP profitability measures. Foreign currency transaction gains and losses fluctuate in amount and frequency and are significantly affected by changes in foreign exchange market rates. Foreign currency transaction gains and losses will recur in future periods.
•Convertible senior notes: In February 2020, we issued $600 million of convertible senior notes, which bear interest at an annual fixed rate of 0.75%. The imputed interest rate of the convertible senior notes was approximately 4.31%, which results in a debt discount recorded for the conversion feature that is required to be separately accounted for as equity, and debt issuance costs, which reduce the carrying value of the convertible debt instrument. The debt discount and issuance costs are amortized as interest expense over the life of the debt. We believe excluding these amounts provides a more useful comparison of our operational performance in different periods.
•Capped call transactions: We have excluded gains and losses from our privately negotiated capped call transactions entered into concurrent with our issuance of the convertible senior notes to reduce potential dilution to our common stock upon any conversion of the convertible senior notes and/or offset any potential cash payments we are required to make in excess of the principal amount of convertible senior notes that may be converted, with such reduction and/or offset subject to a cap. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operating performance.
•Venture investments: We have excluded gains and losses from our venture investments. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operating performance.

•PegaWorld: Due to the global COVID-19 pandemic, to help ensure the health and safety of attendees and employees, we converted our annual PegaWorld conference from a multi-day live event to a free virtual event. We have excluded the incremental fees we incurred due to the cancellation of the live event from our Non-GAAP operating expenses and profitability measures.
For additional information about our use of Non-GAAP measures, the reasons why management uses these measures, the usefulness of these measures, and the material limitations on the usefulness of these measures, see “Discussion of Non-GAAP financial measures” included earlier in this release and below.

(2) Stock-based compensation was:

	Three Months Ended March 31,
(in thousands)	2020	2019
Cost of revenues	$5,152	$4,519
Selling and marketing	9,718	7,374
Research and development	5,496	4,560
General and administrative	2,809	1,897
	$23,175	$18,350
Income tax benefit	$(4,582)	$(3,740)
(3) Effective income tax rates were:

	Three Months Ended March 31,
	2020	2019
GAAP	48%	22%
Non-GAAP	22%	22%
Our effective income tax rate under GAAP is subject to significant fluctuations due to a variety of factors, including excess tax benefits generated by our stock-based compensation plans, tax credits for stock-based compensation awards to research and development employees, and unfavorable foreign stock-based compensation adjustments. We determine our Non-GAAP income tax rate by using applicable rates in taxing jurisdictions and assessing certain factors, including our historical and forecast earnings by jurisdiction, discrete items, and our ability to realize tax assets. We believe it is beneficial for our management to review our Non-GAAP effective income tax rate on a basis consistent with the effective income tax rate in our annual plan as established at the beginning of each year given this tax rate volatility.

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2020	December 31, 2019
Assets
Cash and cash equivalents	$538,142	$68,363
Receivables (billed and unbilled)	484,325	501,675
Goodwill	78,498	79,039
Other assets	373,428	335,735
Total assets	$1,474,393	$984,812
Liabilities and stockholders’ equity
Accrued expenses, including compensation and related expenses	$96,913	$152,127
Deferred revenue, current	197,018	190,080
Convertible senior notes, net	505,108	—
Other liabilities	108,743	103,595
Stockholders’ equity	566,611	539,010
Total liabilities and stockholders’ equity	$1,474,393	$984,812

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2020	2019
Net (loss)	$(25,372)	$(28,717)
Adjustments to reconcile net (loss) to cash (used in) provided by operating activities
Non-cash items	56,096	42,307
Change in operating assets and liabilities, net	(49,047)	9,113
Cash (used in) provided by operating activities	(18,323)	22,703
Cash (used in) investing activities	(12,562)	(1,466)
Cash provided by (used in) financing activities	502,174	(25,587)
Effect of exchange rate changes on cash and cash equivalents	(1,510)	295
Net increase (decrease) in cash and cash equivalents	469,779	(4,055)
Cash and cash equivalents, beginning of period	68,363	114,422
Cash and cash equivalents, end of period	$538,142	$110,367

PEGASYSTEMS INC.
ANNUAL CONTRACT VALUE (“ACV”)
(in millions, except percentages)

Annual contract value (“ACV”) - ACV represents the annualized value of our active contracts as of the measurement date. ACV for term license and cloud contracts is calculated by dividing the total value of the contract by the duration of the contract in years. ACV for maintenance is calculated as maintenance revenue for the quarter then ended multiplied by four. Client cloud ACV is composed of maintenance ACV and ACV from term license contracts. We believe the presentation of ACV on a constant currency basis enhances the understanding of our results and evaluation of our performance in comparison to prior periods, as it provides visibility into the impact of changes in foreign currency exchange rates, which are outside of our control. All periods shown reflect foreign currency exchange rates as of March 31, 2020.

	March 31, 2020	March 31, 2019	Change
Maintenance	$295	$271	$24	9%
Term	234	190	44	23%
Client Cloud	529	461	68	15%
Pega Cloud	182	127	55	43%
Total	$711	$588	$123	21%

PEGASYSTEMS INC.
BACKLOG
(in thousands, except percentages)

Remaining performance obligations (“Backlog”) - Backlog represents contracted revenue that has not yet been recognized, and includes deferred revenue and non-cancellable amounts that will be invoiced and recognized as revenue in future periods.

	March 31, 2020
	Perpetual license	Term license	Maintenance	Cloud	Consulting	Total
1 year or less	$3,995	$30,962	$205,083	$174,277	$18,945	$433,262	58%
1-2 years	2,168	5,088	34,633	125,473	1,215	168,577	22%
2-3 years	—	6,504	19,411	81,187	107	107,209	14%
Greater than 3 years	—	635	10,596	33,537	10	44,778	6%
	$6,163	$43,189	$269,723	$414,474	$20,277	$753,826	100%

Change in Backlog Since March 31, 2019
	$(7,278)	$(6,380)	$66,603	$63,136	$5,163	$121,244
	(54)%	(13)%	33%	18%	34%	19%

	March 31, 2019
	Perpetual license	Term license	Maintenance	Cloud	Consulting	Total
1 year or less	$10,263	$44,404	$187,324	$115,548	$13,251	$370,790	58%
1-2 years	998	4,274	9,350	91,539	1,363	107,524	17%
2-3 years	2,180	756	4,438	71,509	473	79,356	13%
Greater than 3 years	—	135	2,008	72,742	27	74,912	12%
	$13,441	$49,569	$203,120	$351,338	$15,114	$632,582	100%